UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2018

RANGER ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38183	81-5449572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner Street, Suite 1000

Houston, Texas 77024

(Address of Principal Executive Offices)

(713) 935-8900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2018, Ranger Energy Services, Inc. (the “Company”) announced that Robert S. Shaw Jr., the Company’s Chief Financial Officer (“CFO”) resigned as CFO, and that the Company accepted his resignation with immediate effect. Mr. Shaw will remain with the Company in a mutually acceptable position until August 1, 2018 (the “Resignation Date”). In connection with his resignation, Mr. Shaw will receive his regular compensation during the 60 day notice period pursuant to his employment agreement. At the end of this notice and transition period, the Company anticipates that Mr. Shaw will enter into a severance agreement, pursuant to which he will receive, following the Resignation Date, (i) any earned but unpaid base salary, (ii) continued health benefits provided by the Company for 12 months and (iii) continued payment of his base salary for 12 months. In addition, following the Resignation Date, Mr. Shaw will receive accelerated vesting of 3,669 shares of restricted stock held by him pursuant to the applicable restricted stock agreement governing such award. All other shares of restricted stock and performance stock units held by Mr. Shaw will be forfeited to the Company upon the Resignation Date.

On June 4, 2018, the Company also announced that the board of directors of the Company has appointed Brandon Blossman, the Company’s current Vice President of Mergers & Acquisitions, Financial Planning and Analysis, to assume the role of CFO, effective as of June 4, 2018.

Mr. Blossman, age 54, joined the Company in April 2018 and has served as Vice President of Mergers & Acquisitions, Financial Planning and Analysis through the date hereof. Prior to joining the Company, Mr. Blossman served in various positions at Tudor Pickering Holt & Co. from 2008 until December 2017, most recently serving as the Managing Director, Midstream and Macro Research from 2014 to December 2017. Subsequent to his time at Tudor Pickering Holt & Co., Mr. Blossman evaluated potential opportunities prior to joining Ranger in April 2018. From 2003 to 2008, Mr. Blossman served in various positions of increasing responsibilities at Reliant Energy, including Director, Corporate Development, Manager, Corporate Development, Associate, Corporate Development and Corporate Finance and MBA Associate, Corporate Planning and Wholesale Strategy. Mr. Blossman holds a Bachelor of Arts and Master of Business Administration from the University of Texas at Austin and a Master of Arts in Clinical Psychology from the University of Houston.

In connection with his appointment, Mr. Blossman entered into an employment agreement with the Company, effective as of June 4, 2018 (the “Employment Agreement”). The Employment Agreement provides for an initial two-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Blossman is entitled to receive an annualized base salary of $260,000 and eligible to receive a discretionary annual bonus with a value of up to 100% of his annualized base salary. Within the first year of the initial term, Mr. Blossman will receive a one-time award of 11,005 shares of performance stock units under the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (as amended from time to time, the “Plan”), which is subject to performance conditions and is eligible to be earned at the end of a three-year performance period, subject to Mr. Blossman’s continued employment through the applicable vesting date or end of the performance period. As a condition to the receipt of the performance stock units award described in the preceding sentence, Mr. Blossman will surrender and relinquish to the Company for cancellation a total of 5,504 shares of the 16,509 shares of restricted stock previously granted to Mr. Blossman under the Plan on April 25, 2018. The remaining 11,005 shares of restricted stock previously granted to Mr. Blossman will remain outstanding. The Employment Agreement further provides that Mr. Blossman is eligible to participate in the Company’s standard employee benefit plans and programs.

Pursuant to the Employment Agreement, if Mr. Blossman’s employment is terminated without Cause (as defined in the Employment Agreement) or by Mr. Blossman for Good Reason (as defined in the Employment Agreement), subject to Mr. Blossman’s execution (and non-revocation) of a release of claims in a form acceptable to the Company, Mr. Blossman will receive severance equal to six months of his then-current annualized base salary.

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The Employment Agreement contains certain restrictive covenants applicable to Mr. Blossman, including confidentiality, non-competition and non-solicitation obligations. The non-competition and non-solicitation obligations apply during the term of employment and generally for a period of 24 months post-termination.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

On June 4, 2018, the Company entered into an indemnification agreement with Mr. Blossman (the “Indemnification Agreement”) in connection with his role as CFO of the Company. The Indemnification Agreement requires the Company to indemnify Mr. Blossman to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There are no family relationships between Mr. Blossman and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Blossman and any other persons pursuant to which he was selected as CFO.

Item 7.01                   Regulation FD Disclosure

On June 4, 2018, the Company issued a news release announcing its updated executive structure, which includes Mr. Shaw’s resignation from the Company and Mr. Blossman’s appointment as CFO. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                   Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, dated as of June 4, 2018, by and between the Company and Brandon Blossman.

10.2+	Indemnification Agreement, dated as of June 4, 2018, by and between the Company and Brandon Blossman.

99.1	News Release, dated June 4, 2018.

+ Compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2018

RANGER ENERGY SERVICES, INC.

By:	/s/ Darron M. Anderson
Darron M. Anderson
President, Chief Executive Officer and Director

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